Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-85210 and No. 333-108785) and Form S-8 (No. 333-87384, No. 333-88711, No. 333-111736, No. 333-118096 and No. 333-118097) of Corporate Office Properties Trust of our report dated August 3, 2004, relating to the historical summaries of revenue and certain expenses of 10150 York Road, which appear in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, MD
September 22, 2004